UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 03, 2026

Pyxis Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40881	83-1160910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 453-3596

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PYXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Related Compensation Arrangements

On September 4, 2026, the Board of Directors (the “Board”) of Pyxis Oncology, Inc. (the “Company”) appointed Thomas Civik, the Company’s Interim Chief Executive Officer, to serve as the Company’s permanent Chief Executive Officer, effective immediately (the “Appointment”). Mr. Civik will continue to serve as a member of the Board as a Class II director.

Mr. Civik, age 57, has served as the Company’s Interim Chief Executive Officer since February 2, 2026 and as a member of the Board since September 2021. Mr. Civik previously served as Chairperson of the Board of ImCheck Therapeutics and Repare Therapeutics Inc. through their respective acquisitions by Ipsen and XOMA Royalty Corporation. From April 2020 to May 2021, Mr. Civik served as President, Chief Executive Officer and a member of the board of directors at Five Prime Therapeutics, Inc., a biotechnology company. From November 2017 until September 2019, Mr. Civik served as Chief Commercial Officer of Foundation Medicine, Inc., a genomic profiling and molecular information company. From December 2000 to November 2017, Mr. Civik served in positions of increasing responsibility at Genentech, Inc. (“Genentech”), a biotechnology company, most recently serving as Vice President and Franchise Head leading the commercialization efforts for the Avastin®, Tarceva®, Tecentriq®, and Alecensa®, products. From July 1992 to December 2000, Mr. Civik served at Sanofi S.A. in sales and marketing roles of increasing responsibility. Mr. Civik received an M.B.A. in business strategy and marketing from the Kellogg School of Management at Northwestern University and a B.A. in political science from Saint Norbert College.

In connection with the Appointment, on September 4, 2026, the Company and Mr. Civik entered into a First Amendment to Interim Chief Executive Officer Employment Agreement (the “Amendment”), which amends the Interim Chief Executive Officer Employment Agreement, effective as of February 2, 2026 (the “Original Agreement” and, as amended by the Amendment, the “Civik Employment Agreement”).

Under the Civik Employment Agreement, Mr. Civik will continue to receive an annualized base salary of $710,000 and remain eligible for an annual target bonus opportunity equal to 60% of his base salary. Mr. Civik’s annual bonus for 2026 will be determined with respect to his full period of service during 2026 and will not be prorated. Mr. Civik will also receive a one-time cash sign-on bonus of $100,000, subject to repayment if, prior to the six-month anniversary of the Appointment, his employment is terminated by the Company for Cause or he resigns without Good Reason (each as defined in the Civik Employment Agreement).

In connection with the Appointment, the Board approved the grant to Mr. Civik of a nonqualified stock option to purchase 2,503,050 shares of the Company’s common stock under the Company’s 2021 Equity and Incentive Plan (the “CEO Option”). The CEO Option has a ten-year term and vest and become exercisable as to twenty-five percent (25%) of the shares subject thereto on the first anniversary of the Amendment Effective Date, and as to the remaining seventy-five percent (75%) in thirty-six (36) equal monthly installments thereafter, in each case subject to Mr. Civik’s continued employment with the Company through the applicable vesting date. Notwithstanding the above vesting provision, the CEO Option will vest in full (i) upon a termination of Mr. Civik’s employment during the period beginning three months prior to and ending 12 months following a Change in Control (as defined in the Civik Employment Agreement) (the “Change in Control Period”) by the Company for any reason other than Cause, Mr. Civik’s death or Disability, or by Mr. Civik for Good Reason (with Cause, Disability and Good Reason each as defined in the Civik Employment Agreement), as of the later of the date of such termination and the date of the applicable Change in Control, or (ii) immediately prior to a Change in Control if the unvested portion of the CEO Option is not assumed, substituted or continued, in each case as provided in the Civik Employment Agreement.

The Civik Employment Agreement also clarifies that Mr. Civik’s previously granted Initial Stock Option Grant will continue to vest in equal monthly installments under its original vesting schedule through February 2, 2027, subject to his continued employment through each applicable vesting date, and confirms that his previously granted Top-up Grant is fully vested based on the achievement of the underlying performance goals applicable to such grant.

If, other than during the Change in Control Period, Mr. Civik’s employment is terminated (i) by the Company for any reason other than Cause, Mr. Civik’s death or Disability, or (ii) by Mr. Civik for Good Reason (with Cause, Disability and Good Reason each as defined in the Civik Employment Agreement), he will be entitled, subject to his execution and non-revocation of a release of claims and satisfaction of the other conditions in the Civik Employment Agreement, to 12 months of base salary continuation and up to 12 months of COBRA premium payments. If such a termination occurs during the Change in Control Period, in lieu of those benefits, Mr. Civik will be entitled to a lump-sum payment equal to 18 months of base salary plus 100% of his target annual bonus and up to 12 months of COBRA premium payments.

The foregoing description of the Civik Employment Agreement is a summary of the material terms of the Amendment and does not purport to be complete. The foregoing description is qualified in its entirety by reference to the complete text of the Amendment and the Original Agreement. The Company expects to file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026. The Original Agreement was filed as Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and is incorporated herein by reference.

Other than as described above, there are no arrangements or understandings between Mr. Civik and any other person pursuant to which Mr. Civik was selected as an officer of the Company. Neither Mr. Civik nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Civik and any other director or executive officer of the Company.

Board Leadership and Committee Changes

In connection with the Appointment, the Board determined to combine the roles of Chairman of the Board and Chief Executive Officer and appointed Mr. Civik as Chairman of the Board, effective September 4, 2026. Mr. Civik succeeds John Flavin.

To preserve independent oversight of management following the combination of the roles of Chairman of the Board and Chief Executive Officer, the Board established the position of Lead Independent Director and appointed Mr. Flavin to serve in that role, effective September 4, 2026. The Board also appointed Mr. Flavin as a member and Chair of the Compensation Committee, effective September 4, 2026. Following these changes, the Compensation Committee consists of Mr. Flavin, as Chair, Rachel Humphrey, M.D., and Michael A. Metzger.

Board Member Resignation and Related Matters

On September 3, 2026, Dr. Santhosh Palani, Ph.D., CFA, notified the Company of his resignation as a member of the Company’s Board and all committees on which he served, effective as of September 4, 2026.

Dr. Palani’s decision to resign was due to increased time commitments associated with his primary professional responsibilities and was not the result of any dispute or disagreement with the Company or the Board. The Company and Board thank Dr. Palani for his service and are grateful for his valuable contributions during his tenure on the Board.

Effective upon Dr. Palani’s resignation, the size of the Board was reduced from eight to seven members, with the decrease effected in Class I, such that no vacancy remained on the Board.

In connection with Dr. Palani’s resignation and in recognition of his service and contributions to the Company and the Board, the Board approved the full acceleration, effective immediately prior to his resignation, of the vesting of the unvested portion of each outstanding equity award held by Dr. Palani and extended the post-termination exercise period for his outstanding options through their expiration dates.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release in connection with the announcement of Mr. Civik’s appointment as Chief Executive Officer, a copy of which is furnished herewith as Exhibit 99.1.

All of the information included in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press Release announcing the appointment of Thomas Civik as Chief Executive Officer and Chairman of the Board, issued by Pyxis Oncology, Inc. on September 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pyxis Oncology, Inc.

Date:	September 08, 2026	By:	/s/ Jitendra Wadhane
Jitendra Wadhane Principal Financial and Accounting Officer